Exhibit 99.2
CONSENT OF PROSPECTIVE DIRECTOR
     I, Roderick T. Wong, hereby consent to be named as a prospective director of RXi Pharmaceuticals Corporation in the Registration Statement on Form S-1 of RXi Pharmaceuticals Corporation, and any amendments thereto.

/s/ Roderick T. Wong
Roderick T. Wong
Dated: October 24, 2011